                                                                                                                Exhibit 10.1

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (the "Agreement") is made by and between the Company and the Lender (each as herein defined).
In consideration of the covenants and agreements contained herein, the Company and the Lender hereby mutually agree as follows:

ARTICLE I. DEFINITIONS

Section l.l. General. Any accounting term used but not specifically defined herein shall be construed in accordance with GAAP. The definition of each agreement, document, and instrument set forth in Section 1.2 hereof shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time.

Section 1.2. Defined Terms. As used in this Agreement:"

Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

"Company" shall mean Hickok Incorporated, with its principal office located at 10514 Dupont Avenue, Cleveland, Ohio 44108 and its successors.

"Environmental Law" means any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree currently in effect regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous toxic or dangerous substance, waste or material.

"Event of Default" shall mean any one or more of the occurrences described in ARTICLE VII hereof.

"GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

"Indebtedness" shall mean for any Person (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payables, (iii) all obligations under conditional sales or other title retention agreements, and (iv) and all lease obligations which have been or should be capitalized on the books of such Person.

"Interest Period" means with respect to each Revolver Advance, the period commencing on the date of such borrowing and ending 30 days thereafter. For any Revolver Advance outstanding for more than 30 days, a new Interest Period shall be deemed to commence every 30 days during which such Revolver Advance remains outstanding.

"Lender" shall mean Robert L. Bauman, an individual whose business address is 10514 Dupont Avenue, Cleveland, Ohio 44108.

"Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset of the Company.

"Loan" or "Loans" shall mean the credit to the Company extended by the Lender in accordance with Section 2.1 hereof.

"Loan Documents" shall mean this Agreement, the Note, and any other documents relating thereto.

"Note" shall mean, collectively, the promissory note, in the form of Exhibit A attached hereto, signed and delivered by the Company to evidence its Indebtedness to the Lender in accordance with Section 2.1 hereof.

"Person" shall mean any natural person, corporation (which shall be deemed to include business trust), association, limited liability company, partnership, joint venture, political entity, or political subdivision thereof.

"Potential Default" shall mean any condition, action, or failure to act, which, with the passage of time, service of notice, or both, will constitute an Event of Default under this Agreement.

"Prime Rate" shall mean the rate of interest per annum specified as the Prime Rate in The Wall Street Journal under the table entitled "Money Rates" as of two Business Days prior to the first day of such Interest Period.

"Revolver Advance" shall have the meaning ascribed to it in Section 2.1 hereof.

"Subordinated Debt" shall mean Indebtedness of a Person that is subordinated, in a manner satisfactory to the Lender, to all Indebtedness owing to the Lender.

"Subsidiary" shall mean any Person of which more than fifty percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the Board of Directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by the Company or one or more other Subsidiaries.

"Termination Date" shall mean April 13, 2013, or such earlier date on which the commitment of the Lender to make Loans pursuant to Section 2.1 hereof shall have been terminated pursuant to ARTICLE VIII of this Agreement.

The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.

ARTICLE II. CREDIT FACILITY

Section 2.1. Revolver Advances. The Lender hereby agrees, subject to the terms and conditions of this Agreement, to extend the following revolving credit facility to the Company ("Revolver Advance(s)"):

The Lender will, at the request of the Company, make one or more Revolver Advances to the Company from time to time on and after the date of this Agreement through and including the Termination Date, in an aggregate principal amount (outstanding at any one time) not to exceed Two Hundred Fifty Thousand Dollars ($ 250,000.00) or not more than an amount equal to 80% of the Company's qualifying Accounts Receivables whichever is lower. The Company may borrow, repay, and reborrow the maximum amount of such credit subject to the limitation of Section 2.5.

Each Revolver Advance may be made on any Business Day with 1 weeks notice to the lender in such amount (subject to the limitations set forth herein) as the Company shall request by notice to the Lender received on the date at least 1 week prior to the disbursement of the requested Revolver Advance hereunder. All Revolver Advances shall be evidenced by the Revolving Credit Promissory Note dated the date hereof in the form of, and substantially similar to Exhibit A attached hereto. The Company may request a Revolver Advance in an amount no less than Ten Thousand Dollars ($ 10,000.00) and shall repay a Revolver Advance in an amount no less than Ten Thousand Dollars ($ 10,000.00). The Revolving Credit Promissory Note shall be a master note, and the principal amount of all Revolver Advances outstanding shall be evidenced by the Revolving Credit Promissory Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on such Note. The Company may from time to time on any Business Day, voluntarily reduce the amount of the Revolver Advance facility; provided that all such reductions shall require prior written notice to the Lender and shall be permanent, and any partial reduction shall be in an amount no less than Ten Thousand Dollars ($10,000.00) or any integral multiple thereof.

At the discretion of the Company to deny the following provision because it would have a negative effect on the solvency of the Company the following term will take effect October 30, 2012 for the remainder of the loan agreement. The lender may terminate the credit facility at any time with 45 days written notice to the Company. Upon receipt of the Termination Notice the Company may only request additional loan amounts to the extent that additional cash demands incurred in the normal course of business would come due prior to the expiration of the Credit Facility.

Section 2.3. Qualifying Accounts Receivables

Eligible accounts will exclude receivables over 90 days old, receivables where more than 25% of receivables of that account debtor are more than 90 days old and receivables due from related entities; foreign accounts receivable will be eligible if covered by credit insurance acceptable the lender.

Section 2.3. Interest Rate.

(a) The Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus three percent (3%), which interest rate shall be adjusted at the end of any Interest Period during which such loan is outstanding to reflect any change in the Prime Rate.

(b) After the maturity of any Loan (whether by acceleration or otherwise) the unpaid principal amount of the Loan, and accrued interest thereon, or any fees or any and other sum payable hereunder, shall thereafter until paid in full bear interest at a rate per annum equal to eight percent (8.00%) in excess of the Prime Rate in effect from time to time.

Section 2.4. Interest Payments. The Company shall pay to the Lender interest on the unpaid principal balance of each Revolver Advance on the last day of each calendar month or at the lender's discretion be required to add the accrued interest to the outstanding revolver loan amount on any given month.

Section 2.5. Prepayment. The Company may prepay any Revolver Advance in whole, or in part, in the principal amount of $ 10,000 or any integral multiple thereof, at any time or times upon not less than one (1) Business Days' prior notice to the Lender unless the Company's cash flow projections indicate that the Company would need to request Revolver funds within the following 30 day period. In that event the Company may not repay that amount projected to be required within the 30 day period.

Section 2.6 Use of Proceeds. The Loans shall be used solely to finance the working capital and capital expenditure requirements of the Company.

Section 2.7. Expenses and Late Fees. The Company shall pay to the Lender his out-of-pocket expenses, if any, determined in accordance with Section 9.2 (a) hereof, payable on the date of execution of this Agreement. Prior to maturity, for each payment of principal or interest not paid when due (subject to applicable grace period), a late fee equal to the greater of one percent (1.00%) of the amount of such payment or twenty five dollars ($25).

Section 2.8 Computation of Interest and Fees. Interest on Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest on unpaid fees, if any, hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

ARTICLE III. WARRANTIES

The Company represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and all extensions of credit under this Agreement) that:

Section 3.l. Organization; Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio;

(b) The Company has the power and authority to own its properties and assets and to carry on its business as now being conducted;

(c) The Company is qualified to do business in every jurisdiction in which the ownership or leasing of its property or the doing of business requires such qualification and where the failure to so qualify would have a material adverse effect on the Company or its business, assets, operations, or financial condition;

(d) The Company has the power to execute, deliver, and perform its Loan Documents and to borrow hereunder.

Section 3.2. Authorization of Borrowing. The execution, delivery, and performance of the Loan Documents and the Loans by the Company have been duly authorized by all requisite action.

Section 3.3. No Conflict. The execution, delivery, and performance of the Loan Documents will not (a) violate any provision of law or the Articles of Incorporation or Code of Regulations of the Company, (b) violate any order of any court or other agency of any federal or state government or any provision of any indenture, agreement, or other instrument to which the Company is a party or by which it or any of its properties or assets are bound, (c) conflict with, result in a breach of, or constitute (with passage of time or delivery of notice, or both), a default under any such indenture, agreement, or other instrument, or (d) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of the properties or assets of the Company except in favor of the Lender.

Section 3.4. Execution of Loan Documents. The Loan Documents, when executed, have been duly executed and are valid and binding obligations of the Company fully enforceable in accordance with their respective terms.

Section 3.5. Financial Condition. The Company has provided Lender with its audited financial statements for the fiscal year ended September 30, 2010 and its unaudited financial statements for the twelve months ended September 30, 2011 (the "Company Financial Statements"). Each of the balance sheets included in the Company Financial Statements (including the related notes and schedules) presents fairly, or will present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of its date and each of the statements of income and of cash flows included in the Company Financial Statements (including any related notes and schedules) presents fairly, or will present fairly, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (except as otherwise noted therein and subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in the case of unaudited financial statements, as permitted by SEC Form 10-Q, and except as may be noted therein.

Section 3.6. Liabilities; Liens. The Company has made no investment in, advance to, or guarantee of, the obligations of any Person nor are the Company's assets and properties subject to any claims, liabilities, Liens, or other encumbrances, except as disclosed in the Company Financial Statements.

Section 3.7. Litigation. There is no action, suit, examination, review, or proceeding by or before any governmental instrumentality or agency now pending or, to the knowledge of the Company, threatened against the Company or against any property or rights of the Company, which, if adversely determined, would materially impair the right of the Company to carry on business as now being conducted or which would materially adversely affect the financial condition of the Company, except for the litigation, if any, described in the Company Financial Statements.

Section 3.8. Payment of Taxes. The Company has filed, or caused to be filed, all Federal, state, local, and foreign tax returns required to be filed by the Company, and has paid, or caused to be paid, all taxes as are shown on such returns to be owing by the Company, or on any assessment received by the Company, to the extent that such taxes are due, except as otherwise contested in good faith. The Company has set aside proper amounts on their books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities or for taxes being contested by the Company.

Section 3.9. Agreements. The Company is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default materially and adversely affects the business, properties, assets, or financial condition of the Company.

Section 3.10. Regulatory Status. Neither the making nor the performance of this Agreement, nor any extension of credit hereunder, requires the consent or approval of any governmental instrumentality or political subdivision thereof, any other regulatory or administrative agency, or any court of competent jurisdiction.

Section 3.12. Subsidiaries. The Company has no Subsidiaries except those listed on Exhibit 21 to its Annual Report on Form 10-K.

Section 3.l3. Licenses. The Company has all licenses, franchises, consents, approvals, or authorizations required in connection with the conduct of the business of the Company, the absence of which would have a material adverse effect on the conduct of their respective business, and all such licenses, franchises, consents, approvals, and authorizations are in full force and effect.

Section 3.15. Compliance with Laws. The Company is in compliance with all applicable federal, state and local laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on the Company or the ability of the Company to fulfill its obligations under this Agreement or the Note.

Section 3.16. Solvency. The Company has received consideration, which is the reasonable equivalent value of the obligations, and liabilities that the Company has incurred to the Lender. The Company is not insolvent as defined in any applicable state or federal statute, nor will the Company be rendered insolvent by the execution and delivery of this Agreement or the Note to the Lender. The Company is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

ARTICLE IV. CONDITIONS OF LENDING

Section 4.l. Each Loan. The obligation of the Lender to make any Loan shall be subject to the following conditions: (i) the Lender has received the Note with all blanks appropriately completed, executed by an authorized signer of the Company; (ii) no Event of Default or Potential Default has occurred or be continuing, and (ii) each representation and warranty set forth in ARTICLE III above is true and correct in all material respects as if then made.

ARTICLE V. AFFIRMATIVE COVENANTS

As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:

Section 5.l. Financial and Accounting Matters. The Company will maintain a standard system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each fiscal quarter the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP.

Section 5.2. Insurance; Maintenance of Properties. The Company will maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law. The Company will maintain, in good repair, working order, and condition, all properties used or useful in the business of the Company.

Section 5.3. Existence; Business. The Company will cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business.

Section 5.4. Compliance with Laws. The Company will comply, in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, the Company shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit patent, or trademark necessary to conduct the business of the Company.

Section 5.5. Payment of Taxes. The Company will pay all taxes, assessments, and other governmental charges levied upon the Company with respect to any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested by the Company in good faith and by appropriate proceedings promptly initiated and diligently conducted and if the Company has set aside proper amounts, determined in accordance with GAAP, for the payment of all such taxes, changes, and assessments.

Section 5.6. Litigation; Adverse Changes. The Company will promptly notify the Lender of (a) any future event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in ARTICLE III hereof and (b) any material adverse change in the condition, business, or prospects, financial or otherwise, of the Company.

Section 5.7. Notice of Default. The Company will promptly notify, the Lender of any Event of Default or Potential Default hereunder and any demands made upon the Company by any Person for the acceleration and immediate payment of any Indebtedness owed to such Person.

ARTICLE VI. NEGATIVE COVENANTS

As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:

Section 6.1. Liens. The Company will not, directly or indirectly, create, incur, assume, or permit to exist any Lien with respect to any property or asset of the Company other than:

(a) Liens for taxes or governmental assessments, charges, or levies the payment of which is not at the time required by Section 5.5 hereof;

(b) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided the Company has set aside proper amounts, determined in accordance with GAAP, for the payment of all such Liens;

(c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, but excluding Indebtedness;

(d) Liens in respect of judgments or awards with respect to which the Company shall, in good faith, be prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review shall have been obtained;

(e) Liens that secure the Indebtedness of the Company for the purchase price of any real or personal property and that only encumber the property purchased;

(f) Liens in favor of the Lender;

(g) Easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions, and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company taken as a whole;

(h) Bankers' liens arising by operation of law;

(i) Liens arising pursuant to any order of attachment, distraint, or similar legal process arising in connection with any court proceeding being contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductibles) by insurance;

    Rights of lessees or sublessees in assets leased by the Company;

(k) Liens arising from the extension, renewal, or replacement of any indebtedness secured by any of the foregoing liens covered by paragraphs (a) through (k) above as long as the aggregate principal amount thereof and the security therefore is not thereby increased.

Section 6.2. Indebtedness. The Company will not, directly or indirectly, create, incur, or assume Indebtedness, or otherwise become liable with respect to, any Indebtedness other than:

(a) Indebtedness now or hereafter payable, directly or indirectly, by the Company to the Lender;

(b) Subordinated Debt of the Company;

(c) To the extent permitted by this Agreement, Indebtedness for the purchase price of any real or personal property, which is secured only by a Lien on the property purchased;  Unsecured current Indebtedness and deferred liabilities (other than for borrowed money or represented by bonds, notes, or other securities) incurred in the ordinary course of business; and

  (e) Indebtedness for taxes, assessments, governmental charges, liens, or similar claims to the extent not yet due and payable.

  (f) Convertible Loans contemplated by the Company at the time of this document.

  Section 6.3. Investments; Loans. The Company will not, directly or indirectly, (a) form or acquire a Subsidiary or otherwise purchase or otherwise acquire or own any stock or other securities of any other Person or (b) make or permit to be outstanding any loan or advance (other than trade advances in the ordinary course of business) or enter into any arrangement to provide credit, to any other Person, except that the Company may purchase or otherwise acquire and own marketable U.S. Treasury and Agency obligations, and certificates of deposit and bankers' acceptances issued or created by any domestic commercial bank or Loans associated with the contemplated Convertible Debenture and Loan Agreement with Roundball, LLC at the time of this document.is signed.

  Section 6.4. Guaranties. The Company will not, directly or indirectly, guarantee or otherwise become surety (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in, any Person, or enter into any working capital maintenance or similar agreement) in respect of any obligation or Indebtedness of any other Person, except guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business.

  Section 6.5. Mergers; Consolidation. The Company will not merge or consolidate with any Person or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

  Section 6.6. Subordinated Debt. The Company will not make any payment upon any outstanding Subordinated Debt, except in such manner and amounts as may be expressly authorized in any subordination agreement presently or hereafter held by the Lender.

  ARTICLE VII. EVENTS OF DEFAULT

  The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

  Section 7.l. Principal or Interest. If the Company fails to pay any installment of principal of or interest on the Note or any other sums of money when due and payable under this Agreement; or

  Section 7.2. Misrepresentation. If any representation or warranty made herein by the Company or in any written statement, certificate, report, or financial statement at any time furnished by, or on behalf of, the Company in connection herewith, is incorrect or misleading in any material respect when made; or

  Section 7.3. Failure of Performance of this Agreement. If the Company fails to perform or observe any covenant or agreement contained in this Agreement, other than the payment of any sums of money payable hereunder, and such failure remains unremedied for thirty (30) calendar days after the Lender shall have given written notice thereof to the Company; or

  Section 7.4. Insolvency. If the Company shall discontinue business or the Company (a) is adjudicated a bankrupt or insolvent under any law of any existing jurisdiction, domestic or foreign, or ceases, is unable, or admits in writing its inability, to pay its debts generally as they mature, or makes a general assignment for the benefit of creditors, (b) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of the Company, and such appointment continues thereafter undischarged for a period of sixty (60) days, (c) institutes, or consents to the institution of any bankruptcy, insolvency, reorganization, arrangement, readjustment or debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction, (d) any such proceeding is instituted against the Company and remains thereafter undismissed for a period of sixty (60) days, or (e) any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process is not effectively stayed within sixty (60) days after its issue or levy, or any Guarantor becomes deceased.

  ARTICLE VIII. REMEDIES UPON DEFAULT

  Section 8.l. Optional Acceleration. In the event that one or more of the Events of Default set forth in Sections 7.1 through 7.3 above occurs and continues and is not waived by the Lender, then, in any such event, and at any time thereafter, the Lender may, at its option, terminate its commitment to make any Loan and declare the unpaid principal of, all accrued interest on, in respect of, the Note, and any other liabilities hereunder, and all other Indebtedness of the Company to the Lender forthwith due and payable, whereupon the same will forthwith become due and payable without presentment, demand, protest, or other notice of any kind, all of which the Company hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding.

  Section 8.2. Automatic Acceleration. Upon the happening of an Event of Default referred to in Section 7.4 above, the unpaid principal of, all accrued interest on the Note, and all other Indebtedness of the Company to the Lender then existing will thereupon become immediately due and payable in full and the commitment, if any, of the Lender to make any Loan, if not previously terminated, will thereupon immediately terminate without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note to the contrary notwithstanding.

  Section 8.3. Right of Set Off. Upon the occurrence and continuation of an Event of Default, the Lender has the right, in addition to all other rights and remedies available to it, to set off the unpaid balance of the Note and any other Indebtedness payable to the Lender held by it against any debt owing to the Company by the Lender.

  Section 8.4. No Waiver. The remedies in this ARTICLE VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. No failure or delay on the part of the Lender in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

  ARTICLE IX. MISCELLANEOUS

  Section 9.l. Amendments. No waiver of any provision of this Agreement or the Note, or consent to departure therefrom, is effective unless in writing and signed by the Lender. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Agreement is effective unless in writing and signed by the Company and the Lender.

  Section 9.2. Expenses. The Company shall pay (a) all reasonable out-of-pocket expenses of the Lender incurred in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Event of Default hereunder and (b) if an Event of Default or Potential Default occurs, all out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default or Potential Default and collection and other enforcement proceedings resulting therefrom. The Company shall reimburse the Lender for its payment of all transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

  Section 9.3. Indemnification. The Company shall indemnify and hold the Lender harmless against any and all liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Lender shall be designated a party thereto) which may be incurred by the Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of any loan hereunder; provided, that the Lender shall have no right to be indemnified hereunder for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. The Company further agrees to indemnify the Lender against any loss or expense which the Lender may sustain or incur as a consequence of any default by the Company in payment when due of any amount due hereunder.

  Section 9.4. Construction. This Agreement and the Note will be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The several captions to different Sections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof.

  Section 9.5. Extension of Time. Whenever any payment hereunder or under the Note becomes due on a date which is not a Business Day, such payment will be due on the next succeeding Business Day and such extension of time will be included in computing interest in connection with such payment.

  Section 9.6. Notices. All written notices, requests, or other communications herein provided for must be addressed to the Company or to the Lender at the addresses set forth in Article I above, or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if given by mail, 72 hours after such communication is deposited in the U.S. mail certified mail return receipt requested, or (ii) if given by other means, when delivered at the address specified in this Section 9.6.

  Section 9.7. Survival of Agreements; Relationship. All agreements, representations, and warranties made in this Agreement will survive the making of the extension of credit hereunder, and will bind and inure to the benefit of the Company and the Lender, and their respective heirs, successors and assigns; provided, that no subsequent holder of the Note shall by reason of acquiring that Note become obligated to make any Loan hereunder and no successor to or assignee of the Company may borrow hereunder without the Lender's written assent. The relationship between the Company and the Lender with respect to this Agreement, the Note and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the Lender has no fiduciary obligation toward the Company with respect to any such document or the transactions contemplated thereby.

  Section 9.8. Severability. If any provision of this Agreement or the Note, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or the Note, each of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

  Section 9.9. Entire Agreement. This Agreement, the Note, and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

  Section 9.10. JURY TRIAL WAIVER. THE COMPANY AND THE LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN THE LENDER AND THE COMPANY.

  IN WITNESS WHEREOF, the Company and the Lender have each caused this Agreement to be executed by their duly authorized officers as of the 9th day of January 2012.

  COMPANY: HICKOK INCORPORATED

  By: /s/ Gregory M Zoloty

  Name: Gregory M Zoloty

  Title: CFO

  LENDER: /s/ Robert L Bauman

  ROBERT L. BAUMAN